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                                                                      EXHIBIT 21


                                CABOT CORPORATION

                SIGNIFICANT SUBSIDIARIES AS OF SEPTEMBER 30, 2004



   NAME                                         JURISDICTION
   ----                                         ------------
Cabot International Capital Corporation         Delaware

Cabot B.V.                                      The Netherlands

Cabot Carbon Limited                            England

Cabot G.B. Limited                              England

Cabot Supermetals K.K.                          Japan